                                 [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


REGISTERED NO.:                  REGISTERED PRINCIPAL AMOUNT:
CUSIP No.:


                            KIMCO REALTY CORPORATION

                    REMARKETED RESET NOTE DUE



         KIMCO REALTY CORPORATION, a Maryland corporation (the "Issuer"), which term includes any successor under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede and Co., as nominee of The Depository Trust Company ("DTC") or its registered assigns, the principal amount
of                 ($         ), on             , in such coin or currency of
the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest in
arrears on each           ,       ,       and         , as the case may
be, or any other date as shall be established by the Issuer as an interest payment date in accordance with the provisions set forth below (each, an
"Interest Payment Date"), commencing on              , and at maturity or
earlier redemption, on the principal amount of this Note, in like coin or currency, at the times and at the rate per annum from time to time in effect as set forth below, from the most recent date to which interest has been paid or,
if no interest has been paid, from           . The interest so payable on
each Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered on the 15th calendar day, whether or not a Business Day (as defined below), next preceding the applicable Interest Payment Date (the "Record Date"). The term "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close and, if this Note is in the Floating Rate Mode, that is also a London Business Day. The term "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         During the period from and including          to but excluding
         (the "Initial Spread Period"), interest on this Note will be
payable quarterly in arrears, on          ,          ,         and
(or, if not a Business Day, on the next succeeding Business Day
(except as described below)), to the persons in whose names this
Note is registered at the close of business on the applicable Record Date. During the Initial Spread Period and any Subsequent Spread Period (as defined below) for which this Note is in the Floating Rate Mode (as defined below), the interest rate on this Note will be reset quarterly and this Note will bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR (as defined below) for the applicable Quarterly Period (as defined herein), plus the applicable Spread (as defined below). Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid (or, in the case of
the Initial Quarterly Period (as defined herein),         ) to but
excluding the applicable Interest Payment Date or maturity date or date of earlier redemption, as the case may be. The "Initial Quarterly Period" will be
the period from and including              to but excluding        .
Thereafter, each Quarterly Period during the Initial Spread Period or any Subsequent Spread Period (each, a "Quarterly Period") will be from and including the most recent Interest Payment Date to which interest has been paid to but excluding the applicable Interest Payment Date, and the first day of a Quarterly Period is referred to herein as an "Interest Reset Date."

         The Spread applicable during the Initial Spread Period will be
% (the "Initial Spread"), and the interest rate mode used for the Initial Spread Period will be the Floating Rate Mode. The interest rate per annum during the
Initial Quarterly Period will be equal to LIBOR, determined as of       ,
plus    %. The interest rate per annum for each succeeding Quarterly
Period during the Initial Spread Period will equal LIBOR for such Quarterly Period plus the Initial Spread. Thereafter, the Spread will be determined in the manner described herein for each subsequent spread period from and including each Commencement Date (as defined below) to but excluding each next succeeding Commencement Date (a "Subsequent Spread Period"), which will be one or more periods of at least six months and not more than nine years (or any integral multiple of six months therein), designated by the Issuer, commencing on
          or         (or as otherwise specified by the Issuer and the
Remarketing Agent (as defined below) on the applicable Duration/Mode Determination Date (as defined below) in connection with the establishment of each Subsequent Spread Period), as applicable, through and including
  2008 (it being understood that no Subsequent Spread Period may end after
August         ). The first Commencement Date will be         .

         If any Interest Payment Date (other than at maturity), redemption date, Interest Reset Date, Commencement Date or Tender Date (as defined below) in the Floating Rate Mode would otherwise be a day that is not a Business Day, such Interest Payment Date, redemption date, Interest Reset Date, Commencement Date or Tender Date will be postponed to the next succeeding day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date, redemption date, Interest Reset Date, Commencement Date or Tender Date shall be the next preceding Business Day.

         If the maturity date of this Note, whether in the Floating Rate Mode or the Fixed Rate Mode (as defined below), falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

         "LIBOR" applicable for a Quarterly Period will be determined by the Rate Agent (as defined below) as of the second London Business Day (as defined below) preceding the applicable Interest Reset Date (the "LIBOR Determination Date") in accordance with the following provisions:

                  (i) LIBOR will be determined on the basis of the offered rates for three-month deposits in U.S. dollars, commencing on the second London Business Day immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on such LIBOR Determination Date. If no rate appears on Telerate Page 3750, LIBOR for such LIBOR Determination Date will be determined in accordance with the provisions of (ii) below; and

                  (ii) With respect to a LIBOR Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, the Rate Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Rate Agent to provide the Rate Agent with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the second London Business Day immediately following such LIBOR Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Rate Agent. If fewer than two quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in The City of New York selected by the Rate Agent (after consultation with the Issuer) for loans in U.S. dollars to leading European banks, having a three-month maturity commencing on the second London Business Day immediately following such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Rate Agent are not quoting as mentioned in this sentence, LIBOR for such LIBOR Determination Date will be LIBOR determined with respect to the immediately preceding LIBOR Determination Date or in the case of the first LIBOR Determination Date, LIBOR for the Initial Quarterly Period.

                  (iii) "Telerate Page 3750" means the display designated on page "3750" on Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         Unless notice of redemption of the Notes as a whole has been given, after the Initial Spread Period, the duration, redemption dates, redemption type, redemption prices (if applicable), Commencement Date, Interest Payment Dates, interest rate mode and any other relevant terms for each Subsequent Spread Period will be agreed to by the Issuer and the Remarketing Agent by 3:00 p.m., New York City time, on the tenth Business Day prior to the Commencement Date of such Subsequent Spread Period (the "Duration/Mode Determination Date"), and the Spread for each Subsequent Spread Period will be agreed to by the Issuer and the Remarketing Agent by 1:00 p.m., New York City time, on the fifth Business Day prior to the Commencement Date of such Subsequent Spread Period (the "Spread Determination Date"). Interest on this Note during each Subsequent Spread Period shall accrue, as applicable, either (i) at a floating interest rate (such Note being in the "Floating Rate Mode" and such interest rate being a "Floating Rate") or (ii) at a fixed interest rate (such Note being in the "Fixed Rate Mode" and such interest rate being a "Fixed Rate"), in each case as determined by the Remarketing Agent and the Issuer in accordance with a Remarketing Agreement between the Remarketing Agent and the Issuer (the "Remarketing Agreement").

         If the Issuer and the Remarketing Agent are unable to agree on the Spread for any Subsequent Spread Period, (1) the Subsequent Spread Period will be one year, (2) this Note will be reset to the Floating Rate Mode, (3) the Spread for such Subsequent Spread Period will be the Alternate Spread (as defined below) and (4) this Note will be redeemable at the option of the Issuer, in whole or in part, upon at least five Business Days' notice given by no later than the fifth Business Day after the applicable Spread Determination Date, at a redemption price equal to 100% of the principal amount thereof, together with unpaid interest accrued to the redemption date, except that this Note may not be redeemed prior to the Tender Date or later than the last day of such one-year Subsequent Spread Period. The "Alternate Spread" will be the percentage equal to LIBOR for the Quarterly Period beginning on the first day of the applicable Subsequent Spread Period (the "Commencement Date").

         If this Note is to be reset to the Fixed Rate Mode, as agreed to by the Issuer and the Remarketing Agent on the applicable Duration/Mode Determination Date, then the applicable Fixed Rate for the corresponding Subsequent Spread Period will be determined by 1:00 p.m., New York City time, on the third Business Day prior to the Commencement Date for such

Subsequent Spread Period (the "Fixed Rate Determination Date"), in accordance with the following provisions: the Fixed Rate will be a per annum rate and will be determined by adding (i) the applicable Spread (as agreed to by the Issuer and the Remarketing Agent on the preceding Spread Determination Date) to (ii) the yield to maturity determined by 1:00 p.m., New York City time, on the Fixed Rate Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the applicable United States Treasury security, selected by the Rate Agent after consultation with the Remarketing Agent, as having a maturity comparable to the duration selected for the following Subsequent Spread Period, which would be used in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the duration selected for the following Subsequent Spread Period.

         Interest in the Fixed Rate Mode will be computed on the basis of a 360-day year of twelve 30-day months. Such interest will be payable semiannually
in arrears on the Interest Payment Dates (            and          , unless
otherwise specified by the Issuer and the Remarketing Agent on the applicable Duration/Mode Determination Date) at the applicable Fixed Rate, as determined by the Issuer and the Remarketing Agent on the Fixed Rate Determination Date, beginning on the Commencement Date and continuing for the duration of the relevant Subsequent Spread Period.

         If any Interest Payment Date or any redemption date in the Fixed Rate Mode falls on a day that is not a Business Day (in either case, other than any Interest Payment Date or redemption date that falls on a Commencement Date, in which case such date will be postponed to the next day that is a Business Day), the required payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such dates to the next succeeding Interest Payment Date.

         All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one half cent being rounded upward.

         In the event the Issuer and the Remarketing Agent agree on the Spread on the Spread Determination Date with respect to any Subsequent Spread Period, the Issuer and the Remarketing Agent will enter into a Remarketing Agreement (the "Remarketing Agreement") on such Spread Determination Date. On the first day of such Subsequent Spread Period (the "Tender Date"), the holder of this Note or beneficial owner herein may, upon giving notice as provided below (the "Tender Notice"), tender such Note for remarketing by the Remarketing Agent on the Tender Date at 100% of the principal amount thereof (the "Purchase Price"). Subject to the second succeeding paragraph, the Purchase Price will be paid by the Remarketing Agent in accordance with the standard procedures of DTC. Interest accrued on this Note with respect to the preceding Quarterly Period will be paid by the Issuer in the manner described above.

         The Tender Notice must be received by the Remarketing Agent during the period commencing at 3:00 p.m., New York City time, on the Spread Determination Date and ending at 12:00 noon, New York City time, on the second Business Day following such Spread Determination Date for such Subsequent Spread Period (the "Notice Date"). Except as otherwise provided below, a Tender Notice shall be irrevocable. If a Tender Notice is not received for any reason by the Remarketing Agent by 5:00 p.m., New York City time, on the Notice Date, the holder and/or particular beneficial owner of this Note shall be deemed to have elected not to tender such Note for remarketing by the Remarketing Agent and this Note shall bear interest upon the same terms as the tendered Note.

         In the event that, with respect to any Subsequent Spread Period, the Remarketing Agent is unable to remarket some or all of the Notes for which a Tender Notice shall have been given and, in its sole discretion, chooses not to purchase such tendered Notes, then (1) all such Tender Notices will be null and void, (2) none of the Notes for which such Tender Notices shall have been given will be remarketed by the Remarketing Agent on such Tender Date, (3) the Subsequent Spread Period will be one year, which Subsequent Spread Period shall be deemed to have commenced upon the applicable Commencement Date, (4) the Notes will be reset to the Floating Rate Mode, (5) the Spread for such Subsequent Spread Period will be the Alternate Spread and (6) this Note will be redeemable at the option of the Issuer, in whole or in part, upon at least ten Business Days' notice given by no later than the fifth Business Day following the applicable Tender Date, on the date set forth in such notice, which shall be no later than the last day of such one-year Subsequent Spread Period, at a redemption price equal to 100% of the principal amount thereof, together with unpaid interest accrued to the redemption date.

         No beneficial owner of any Note shall have any rights or claims against the Issuer or the Remarketing Agent as a result of the Remarketing Agent not purchasing such Notes, except that such beneficial owner shall have the right to receive from the Issuer in accordance with the preceding paragraph. The Issuer will have no obligation under any circumstance to repurchase any Notes, except in the case of Notes called for redemption as described herein.

         Notwithstanding anything to the contrary contained herein, the Remarketing Agent shall have the option, but not the obligation, to purchase any Notes tendered to it that it is not able to remarket. If the Remarketing Agent is unable to remarket the entire principal amount of all Notes tendered on any Tender Date and, in its sole discretion, the Remarketing Agent chooses not to purchase such tendered Notes, the Remarketing Agent will promptly notify the Issuer and the Trustee (as defined below). As soon as practicable after receipt of such notice, the Issuer will cause a notice to be given to Noteholders specifying (1) the one-year duration of the Subsequent Spread Period, (2) that the Notes will reset to the Floating Rate Mode, (3) the Spread for such Subsequent Spread Period (which shall be the Alternate Spread) and (4) LIBOR for the Initial Quarterly Period of such Subsequent Spread Period.

         The term "Remarketing Agent" means the nationally recognized broker-dealer selected by the Issuer to act as Remarketing Agent. The term "Rate Agent" means the nationally recognized broker-dealer selected by the Issuer as its agent to determine (i) LIBOR and the interest rate on the Notes for any Quarterly Period and/or (ii) the yield to maturity on the applicable United States Treasury security that is used in connection with the determination of the applicable Fixed Rate, and the ensuing applicable Fixed Rate. Pursuant to a Remarketing Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as Remarketing Agent and Rate Agent. The Issuer, in its sole discretion, may change the Remarketing Agent and the Rate Agent for any Subsequent Spread Period at any time on or prior to 3:00 p.m., New York City time, on the Duration/Mode Determination Date relating thereto.

         This Note may not be redeemed by the Issuer prior to                 .
On that date, on each Commencement Date and on those Interest Payment Dates specified as redemption dates by the Issuer on the Duration/Mode Determination Date in connection with any Subsequent Spread Period, this Note may be redeemed, at the option of the Issuer, in whole or in part, upon notice thereof given at any time during the 30 calendar day period ending on the tenth Business Day prior to the redemption date, in accordance with the redemption type selected on the Duration/Mode Determination Date. This Note is also redeemable in accordance with other provisions specified above. In the event of any redemption of less than all of the outstanding Notes, the particular Notes to be redeemed will be selected by such method as the Issuer shall deem fair and appropriate.

         The redemption type to be chosen by the Issuer and the Remarketing Agent on the Duration/Mode Determination Date may be one of the following as defined herein: (i) Par Redemption; (ii) Premium Redemption; or (iii) Make-Whole Redemption. "Par Redemption" means redemption at a redemption price equal to 100% of the principal amount thereof, plus unpaid interest accrued thereon, if any, to the redemption date. "Premium Redemption" means redemption at a redemption price or prices greater than 100% of the principal amount thereof, plus unpaid interest accrued thereon, if any, to the redemption date, as determined on the Duration/Mode Determination Date. "Make-Whole Redemption" means redemption at a redemption price equal to the sum of (i) the principal amount being redeemed plus unpaid interest accrued thereon, if any to the redemption date and (ii) the Make-Whole Amount (as defined herein), if any.

         "Make-Whole Amount" means the excess, if any, of (i) the aggregate present value as of the date of redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (as defined below) (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount being redeemed.

         "Reinvestment Rate" means    % plus the yield on treasury securities at
constant maturity under the heading "Week Ending" published in the Statistical Release (as defined below) under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H. 15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Rate Agent, after consultation with the Issuer.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Kimco Realty Corporation has caused this Note to be duly executed.

                                   KIMCO REALTY CORPORATION.,
                                   as Issuer


                                   By: /s/
                                       --------------------------------------
                                       Name:
                                       Title:

Attest:

/s/
-----------------------------------
    Name:
    Title:

[SEAL]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:                                 IBJ SCHRODER BANK & TRUST
                                            COMPANY,
                                       as Trustee


                                       By: /s/
                                           ----------------------------------

                                           Authorized Signatory

                                [REVERSE OF NOTE]

                            KIMCO REALTY CORPORATION

                   REMARKETED RESET NOTES DUE

         This Note is one of a duly authorized series of Securities (the "Securities") of the Issuer issued and to be issued under an Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture dated as of August 4, 1994, the Second Supplemental Indenture dated as of April 7, 1995 and as further amended, or supplemented from time to time, (the "Indenture"), between the Issuer and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Series A Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes"), which series of Securities is limited to $320,000,000 aggregate initial offering price (or the equivalent thereof, determined as of the respective dates of issuance, in any other currency or currencies), subject to the provisions of the Indenture. All terms used but not defined in this Note shall have the meanings assigned to such terms in the Indenture.

         This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

         This Note will not be subject to any sinking fund and, except as provided on the face hereof, will not be redeemable or repayable prior to the Stated Maturity Date.

         If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Securities at any time by the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the holders of all such Securities, to waive compliance by the Issuer with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, in certain instances, to waive, on behalf of all of the holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration or transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation or such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Issuer upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to conflict of law principles.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT  - Custodian
TEN ENT - as tenants by the entireties       ________________     ______________
JT TEN -  as joint tenants with right of     (Cust)               (Minor)
          survivorship and not as tenants    under Uniform Gifts to Minors Act
          in common                                   ________________
                                                      (State)



Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

_________________ this Note and all rights thereunder hereby irrevocably constituting and appointing _________________ Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated: ____________________             ________________________________________

___________________________________________________


Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.